UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2016

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3650

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                           Termination of a Material Definitive Agreement.

As previously reported, on April 7, 2016, 7425 La Vista, LLC, an indirect wholly-owned subsidiary of Behringer Harvard Opportunity REIT II, Inc. (the “Company” or the “Registrant”), entered into an agreement (the “Agreement”), to sell Lakewood Flats Apartments, a 435-unit multifamily community in Dallas, Texas, to DFW Lakewood Flats Apartments, LLC, an unaffiliated third party, for a contract purchase price of $68.8 million, and the buyer made an earnest money deposit of $0.7 million as required by the Agreement.

Under the Agreement, the buyer had the right to terminate the Agreement at any time through May 27, 2016 and to receive a refund of its earnest money. On May 27, 2016, the buyer delivered written notice to the Registrant of its election to terminate the Agreement and requested a refund of the earnest money deposit of $0.7 million.  As a result, the Agreement was terminated and the earnest money deposit was refunded to the buyer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: June 3, 2016	By:	/s/ S. Jason Hall
S. Jason Hall
Chief Financial Officer